Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders
of FSA Travel, LLC

Opinion

We have audited the accompanying financial statements of FSA Travel, LLC (a New York corporation), which comprise the balance sheets as of December 31, 2024, and 2023, and the related statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FSA Travel, LLC as of December 31, 2024, and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of FSA Travel, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses since incorporation and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about FSA Travel, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of FSA Travel, LLC’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about FSA Travel, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

June 23, 2025

FSA TRAVEL, LLC

BALANCE SHEETS

AS OF DECEMBER 31, 2024 AND 2023

	2024	2023

ASSETS
Current Assets:
Cash	$6,987	$122,213
Accounts receivable	27,311	52,225
Total Current Assets	34,298	174,438

Non-Current Assets:
Property and Equipment, net	-	-
Intangible Assets, net	593,611	657,778
Total Non-Current Assets	593,611	657,778
TOTAL ASSETS	$627,909	$832,216

LIABILITIES
Current Liabilities:
Accounts payable	$20,315	$19,610
Accrued expenses	2,649	6,230
Total Current Liabilities	22,964	25,840

Non-Current Liabilities
SBA loan	199,100	199,100
Total Non-Current Liabilities	199,100	199,100

TOTAL LIABILITIES	222,064	224,940

Commitments and Contingencies	-	-

MEMBERS’ EQUITY
Additional paid-in capital	2,219,000	2,219,000
Accumulated deficit	(1,813,155)	(1,611,724)
TOTAL MEMBERS’ EQUITY	405,845	607,276
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$627,909	$832,216

See accompanying notes to financial statements

FSA TRAVEL, LLC

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Twelve Months Ended
	December 31, 2024	December 31, 2023

REVENUES	$381,698	$476,724

OPERATING EXPENSES
Salaries and benefits	339,206	322,074
General and administrative	9,369	10,529
Marketing and advertising	-	2,454
Technology	128,017	95,098
Professional services	23,850	53,921
Depreciation and amortization	64,167	65,008
Other expense	6,866	2,896
Total Operating Expenses	571,475	551,980
OPERATING LOSS	(189,777)	(75,256)

OTHER EXPENSE
Interest Expense	(11,654)	(11,602)
Total Other Expense	(11,654)	(11,602)

Net Loss	$(201,431)	$(86,858)

See accompanying notes to financial statements

FSA TRAVEL, LLC

STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Z Units	Common Units	Additional Paid-in Capital	Accumulated Deficit	Total
Balance, December 31, 2022	890	10,000	$2,219,000	$(1,524,866)	$694,134

Net Loss	-	-	-	(86,858)	(86,858)
Balance, December 31, 2023	890	10,000	$2,219,000	$(1,611,724)	$607,276

Net Loss	-	-	-	(201,431)	(201,431)
Balance, December 31, 2024	890	10,000	$2,219,000	$(1,813,155)	$405,845

See accompanying notes to financial statements

FSA TRAVEL, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	2024	2023
Cash Flows from Operating Activities:
Net loss	$(201,431)	$(86,858)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangible assets	64,167	65,008

Changes in Operating Assets and Liabilities
Accounts receivable	24,914	(52,225)
Prepaid expenses	-	23,700
Accounts payable and accrued expenses	(2,876)	(3,101)
Net Cash Used in operating activities	(115,226)	(53,476)

Decrease in cash	(115,226)	(53,476)
Cash at Beginning of Period	122,213	175,689
Cash at the End of Period	$6,987	$122,213

Supplemental Cash Flow Information
Cash paid for interest	$10,945	$10,954
Cash paid for taxes	$-	$-

See accompanying notes to financial statements

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

1.	Business Description and Going Concern

FSA Travel, LLC (“Five Star”, “FSA”, or the “Company”) was organized on March 9, 2018, under the laws of the State of New York. The Limited Liability Company Agreement was entered into on August 18, 2018, and made effective on that date. The Company’s head office is located at 265 Read Avenue, Yonkers, NY 10707.

The Company is a premier high-end travel agency known for its curated collection of over 5,000 luxury hotels and resorts worldwide, providing personalized recommendations and high-end travel solutions for travelers. Since 2005, FSA has been a leader in luxury travel by offering the most comprehensive, hand-picked collection of four and five-star luxury hotels and resorts worldwide and provides a full range of travel products including airfare, transportation, luxury river and ocean cruises, group and meeting services, concierge services, and more.

Going Concern

As of December 31, 2024, and 2023, the Company had an accumulated deficit of $1,813,154 and $1,611,724 respectively, and working capital of $11,334 and $148,598, respectively, and has incurred losses since incorporation. The Company will either need to sell to a strategic buyer with existing capabilities to benefit from audience, relationships, technology and top-line revenues or will need to raise additional funds through equity or debt financings to support the on-going operations, increase market penetration of our products, expand the marketing and development of our travel and technology driven products, provide capital expenditures for additional equipment and development costs, payment obligations, and systems for managing the business including covering other operating costs until the planned revenue streams are fully implemented and begin to offset operating costs. Failure to sell the Company or obtain additional capital to finance the Company’s working capital needs on acceptable terms, or at all, would negatively impact the Company’s financial condition and liquidity.

In light of the foregoing, there is substantial doubt about our ability to continue as a going concern for 12 months from the date of the filing of this Report.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Functional and presentation currency

These financial statements are presented in United States dollars (“USD”), which is the Company’s functional and reporting currency. All financial information has been rounded to the nearest dollar except where otherwise indicated.

Limited Liability of Members

The liability of the Managers to the Company and the Members shall be limited to the extent, now or hereafter set forth in the Articles of the Operating Agreement and as provided under the New York Act.

Except as otherwise provided in the New York Act or by Applicable Law, no Member, Manager or Officer will be obligated personally for any debt, obligation or liability of the Company or of any Company subsidiaries, whether arising in contract, tort or otherwise, solely by reason of being a Member, Manager and/or Officer.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These differences could have a material effect on the Company’s future results of operations and financial position. Significant items subject to estimates and assumptions include the carrying amounts of intangible assets, depreciation and amortization.

Information about key assumptions and estimation uncertainty that has a significant risk of resulting in a material adjustment to the carrying amounts of the Company’s assets and liabilities within the next financial year are referenced in the notes to the financial statements as follows:

●	The assessment of the Company to continue as a going concern;
●	The measurement and useful life of intangible assets and property and equipment
●	Recoverability of long-lived assets

Cash and Cash Equivalents

Cash consists of amounts denominated in US dollars. The Company has not experienced any losses on such accounts. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of December 31, 2024 or 2023.

Prepaids

The Company records cash paid in advance for goods and/or services to be received in the future as prepaid expenses. Prepaid expenses are expensed over time according to the terms of the purchase. Other current assets are recognized when it is probable that the future economic benefits will flow to the Company and the asset has a cost or value that can be measured reliably. It is then charged to expense over the expected number of periods during which economic benefits will be realized.

Accounts Receivable

Accounts receivables are recorded at the invoiced amount and do not bear interest. The allowance for credit losses is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable.

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for credit losses is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Accounts receivables balances as of December 31, 2024 and 2023 were $27,311 and $52,225, respectively.

Property and Equipment

Recognition and measurement

Items of property and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. When parts of an item of property and equipment have different estimated useful lives, they are accounted for as separate items within property and equipment. The costs of the ongoing regular repairs and maintenance of property and equipment are recognized in the period in which they are incurred.

Depreciation

Depreciation is recognized in profit or loss over the estimated useful lives of each part of an item of property and equipment in a manner that most closely reflects management’s estimated future consumption of the future economic benefits embodied in the asset. The estimated useful lives for the Company’s property and equipment are as follows:

Category	Method	Estimated useful life
Furniture & Fixtures	Straight line	5 years
Computer & Equipment	Straight line	3 years

Intangible assets

The Company measures separately acquired intangible assets at cost less accumulated amortization and impairment losses. The Company recognizes internally developed intangible assets when it has determined that the completion of such is technically feasible, and the Company has sufficient resources to complete the development. Subsequent expenditures are capitalized when they increase the future economic benefits of the associated asset. All other expenditures are recorded in profit or loss as incurred.

The Company assesses whether the life of intangible asset is finite or indefinite. The Company reviews the amortization method and period of use of its intangible assets at least annually. Changes in the expected useful life or period of consumption of future economic benefits associated with the asset are accounted for prospectively by changing the amortization method or period as a change in accounting estimates in profit or loss. The Company has assessed the useful life of its trademarks as indefinite.

The estimated useful lives for the Company’s finite life intangible assets are as follows:

Category	Method	Estimated useful life
Software	Straight line	15 years
Domain name	Straight line	20 years
Customer database	Straight line	10 years

Impairment of Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets”, the Company assesses the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important, which could trigger an impairment review include the following:

1. Significant underperformance compared to historical or projected future operating results.

2. Significant changes in the manner or use of the acquired assets or the strategy for the overall business, and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of an intangible asset may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. Intangible assets that have finite useful lives are amortized over their useful lives.

Concentration of Credit Risk

Financial instruments that are potentially subject to concentrations of credit risk consist primarily of cash. All of the Company’s cash is held at high credit quality financial institutions. At December 31, 2024 and 2023 the Company did not have any balances over federally insured limits. There is no credit risk in accounts receivable as they are all deemed collectable.

Fair Value of Financial Instruments

The Company follows accounting guidelines on fair value measurements for financial instruments measured on a recurring basis, as well as for certain assets and liabilities that are initially recorded at their estimated fair values. Fair Value is defined as the exit price, or the amount that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants as the measurement date. The Company uses the following three-level hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs to value its financial instruments:

●	Level 1: Observable inputs such as unadjusted quoted prices in active markets for identical instruments.

●	Level 2: Quoted prices for similar instruments that are directly or indirectly observable in the marketplace.

●	Level 3: Significant unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires a significant judgment or estimation.

Financial instruments measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires it to make judgments and consider factors specific to the asset or liability. The use of different assumptions and/or estimation methodologies may have a material effect on estimated fair values. Accordingly, the fair value estimates disclosed, or initial amounts recorded may not be indicative of the amount that the Company or holders of the instruments could realize in a current market exchange.

The carrying amounts of the Company’s financial instruments including cash, accounts receivable, accounts payable, accrued expenses, and notes payable are of approximately fair value due to the short-term maturities of these instruments.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic No. 606. In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that superseded nearly all existing revenue recognition guidance under prior U.S. GAAP and replaced it with a principles-based approach for determining revenue recognition. The core principle of the standard is the recognition of revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In general, we determine revenue recognition by: (1) identifying the contract, or contracts, with our customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to performance obligations in the contract; and (5) recognizing revenue when, or as, we satisfy performance obligations by transferring the promised goods or services.

The Company provides online travel booking services for luxury hotels, cruises, group travel, and other premium travel-related offerings through its platform. In all transactions, the Company operates as an agent, facilitating the reservation between the customer and the travel service provider. As such, revenue is recognized on a net basis, representing only the commission or service fee earned.

In accordance with ASC 606, the Company evaluates its role in the transaction and has determined it does not control the underlying travel services prior to transfer to the customer. Consequently, the Company concludes that it is acting as an agent rather than a principal.

Revenue is recognized on the date of travel, which reflects the point at which the Company’s performance obligation is satisfied and ensures that any cancellations or changes have been accounted for. Booking changes, cancellations, and refund policies are governed by the individual travel providers.

Marketing revenue is derived from email newsletter participation as well as hotel activation fees and priority placement in the hotel city listing section of the website. Revenue is recognized in the month that the activation is live on Five Star Alliance or when email newsletter is distributed.

Marketing and Advertising

Marketing and advertising expenses consist primarily of marketing and promotional expenses, expenses related to our participation in industry conferences, and public relations expenses.

Sales and marketing expenses are charged to expense as incurred. Sales and marketing expense for the years ended December 31, 2024 and 2023, was $0 and $2,454, respectively.

Income Taxes

The Company is organized as a limited liability company and is treated as a partnership for U.S. federal and most applicable state income tax purposes. As such, the Company is generally not subject to federal income taxes at the entity level. Instead, each member is individually responsible for reporting their allocable share of the Company’s income, deductions, losses, and credits on their respective tax returns. Accordingly, no provision for income taxes has been included in the accompanying financial statements.

Under current U.S. Treasury Regulations, certain business entities may be classified as associations taxable as corporations if they possess corporate characteristics such as centralized management, continuity of life, free transferability of interests, and limited liability. Management has evaluated these criteria and determined that the Company does not meet the conditions to be treated as an association taxable as a corporation. As such, the Company continues to be treated as a partnership for income tax reporting purposes. A finding that the partnership is an association taxable as a corporation could have a material adverse effect on the financial position and results of operations of the Company.

Management has evaluated the Company’s tax positions in accordance with ASC 740, Income Taxes, and has concluded that there are no uncertain tax positions requiring recognition or disclosure in the financial statements. The Company is subject to routine examination by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

Recently adopted accounting pronouncements

Effective January 1, 2023, the Company adopted Accounting Standards Update (ASU) No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and related amendments. ASU 2016-13 introduces a new impairment model known as the current expected credit losses (CECL) model, which requires entities to estimate expected credit losses over the life of the financial instrument and to recognize those expected losses at the time the financial asset is originated or acquired.

The Company adopted the standard using the modified retrospective approach. Upon adoption, the Company evaluated its financial assets within the scope of the standard, primarily trade receivables and other short-term financial instruments. The adoption resulted in a change in the methodology used to estimate credit losses, from the incurred loss model to a model based on expected losses.

The adoption of ASC 326 did not have a material impact on the Company’s financial statements. A cumulative-effect adjustment to retained earnings was not required as of the date of adoption.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

3.	Property and Equipment

Property and equipment, consisting of office and computer equipment, was fully depreciated as of December 31, 2024 and 2023. No property and equipment was purchased during either year. Depreciation expense for the years ended December 31, 2024 and 2023 was $0 and $841, respectively.

4.	Intangible Assets

On August 20, 2018, the Company entered into an Asset Purchase Agreement (the “APA”) with Questex, LLC whereby the Company acquired assets used exclusively in the conduct of its business of luxury hotel and resort reservations for a purchase price of $1,000,000. Management determined that all purchased tangible assets had no value and accordingly the entire purchase price was allocated to intangible assets and is being amortized over 10-20 years.

Intangible assets as of December 31, 2024, and 2023 consisted of the following:

	December 31, 2024	December 31, 2023
Purchased intangible assets	$1,000,000	$1,000,000
Less: Accumulated amortization	(406,389)	(342,222)
Intangible assets, net of amortization	$593,611	$657,778

Amortization expense for the years ended December 31, 2024 and 2023 was $64,167 and $64,167, respectively.

In accordance with ASC 350-30, Intangibles—Goodwill and Other, the Company reviews its intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Based on management’s review as of December 31, 2024 and 2023, no indicators of impairment were identified, and no impairment losses have been recognized to date.

5.	Accounts Payable and Accrued Liabilities

As of December 31, 2024, the Company had accounts payable of $20,315 and accrued expenses of $2,649, compared to accounts payable of $19,610 and accrued expenses of $6,230 of accrued expenses for the year ended December 31, 2023.

6.	Income Taxes

The Company is organized as a limited liability company and is treated as a partnership for U.S. federal and most applicable state income tax purposes. As such, the Company is generally not subject to federal income taxes at the entity level. Instead, each member is individually responsible for reporting their allocable share of the Company’s income, deductions, losses, and credits on their respective tax returns. Accordingly, no provision for income taxes has been included in the accompanying financial statements.

The income, gains, losses, deductions and expenses of the Company are allocated among the Members pursuant to the terms of the FSA Limited Liability Company Agreement.

7.	SBA Loan

On May 12, 2020, the Company was granted an Economic Injury Disaster Loan (“EIDL”) from the U.S. Small Business Administration (“SBA”) in the original principal amount of $50,500. The loan bears interest at a fixed rate of 3.75% per annum, with interest accruing only on funds actually advanced. Under the terms of the loan, installment payments of $247 per month, including principal and interest, began twelve months from the date of the promissory note, with the remaining balance of principal and interest due thirty years from the date of the note. Payments are to be applied first to accrued interest and then to outstanding principal.

On October 4, 2021, the SBA approved an amendment to the EIDL, increasing the total loan amount to $199,100. As a result of the increased principal, the required monthly installment payment was adjusted to $995, including principal and interest, with the maturity date and other terms of the loan remaining unchanged.

As of December 31, 2024, and 2023 the outstanding balance of the EIDL loan was $199,100, and accrued interest payable was $2,649 and $6,230, respectively.

The EIDL loan is secured by a general security interest in the Company’s assets.

8.	Members’ Equity

Common Units

Common Units represent a fractional part of a Unitholders’ interest in the profits, losses, and distributions of the Company. The Common Units have all of the voting rights. For the years ended December 31, 2024 and 1023, the Company had 10,000 Common Units outstanding, all of which were held by John McMahon, the Company’s Managing Member.

Class Z Units

Class Z Units represent a fractional part of a Unitholders’ interest in the profits, losses, and distributions of the Company. Class Z Units have no voting, consent, or similar rights. For the years ended December 31, 2024 and 2023, the Company had 890 Class Z Units issued and outstanding.

9.	Commitments and Contingencies

The Company may be involved, from time to time, in litigation, other legal claims and proceedings involving matters associated with or incidental to our business, including, among other things, matters involving breach of contract claims, intellectual property, employment issues, and other related claims and vendor matters. For the years ended December 31, 2024 and 2023, the Company had no outstanding or unresolved litigation or other claims.

10.	Subsequent Events

The Company’s management has evaluated subsequent events after the balance sheet dated as of December 31, 2024 through June 23, 2025, the date of this report.

On February 6, 2025, the Company and John McMahon, as Majority Member, and the other members of FSA (collectively the “FSA Members”) entered into a Membership Interest Sale Agreement (the “Sale Agreement”) with NextTrip, Inc. (“NextTrip”). Pursuant to the Sale Agreement, on February 10, 2025 (the “Initial Closing Date”), NextTrip purchased 9,608 membership units of FSA (equal to a 49% ownership stake in FSA immediately after closing) (the “Initial Interests”) in exchange for NextTrip’s (i) payment of $500,000 in cash and (ii) issuance of 161,291 shares NextTrip Series O Nonvoting Convertible Preferred Stock (“Series O Preferred”) to FSA. In connection with, and as a condition to, the Initial Closing, Mr. McMahon and Courtney May each entered into employment agreements with NextTrip and became an employee of NextTrip as of the Initial Closing Date.

In addition, subject to satisfaction of the conditions discussed below, the Sale Agreement provided NextTrip with an option (the “Option”), in its sole discretion, to purchase the remaining 51% of the membership units from the FSA Members within 60 days of the Initial Closing Date (the “Final Closing Date”), in exchange for (i) the payment by NextTrip to the FSA Members of an aggregate of $500,000 in cash and (ii) the issuance of an aggregate of 161,291 shares of Series O Preferred to the Members (the “Final Closing”). The NextTrip Option was subject to, and contingent upon, satisfaction of the following conditions: (i) the continued employment of Mr. McMahon and Ms. May by NextTrip, subject to limited exceptions, (ii) the completion of a $2,000,000 capital raise by NextTrip, and (iii) the continued operation of FSA by FSA’s existing management until the Final Closing Date.

On April 9, 2025 (the “Final Closing Date”), NextTrip exercised the Option and, in satisfaction of its obligations under the Sale Agreement in connection with the Final Closing, NextTrip paid the FSA Members an aggregate of $500,000 in cash and issued the FSA Members an aggregate of 161,291 shares of Series O Preferred. As a result, as of the Final Closing Date, NextTrip acquired the remaining 51% of the membership units in FSA and FSA became a wholly owned subsidiary of NextTrip.

In addition to the above consideration, the FSA Sale Agreement provided that NextTrip shall make additional payments to the Members upon achievement of certain milestones, as follows:

1.	The payment of $100,000 in cash and the issuance of 32,258 shares of Series O Preferred at such time as FSA shall have Travel Bookings of Travel Products for five Groups by FSA, the commissions to FSA for which are scheduled to be collected after the Final Closing;

2.	The payment of $100,000 in cash and the issuance of 32,258 shares of Series O Preferred at such time as FSA shall have Travel Bookings of cruise related Travel Products, the gross cumulative cost of which to the customers is greater than or equal to $25,000 and the commissions for which are scheduled to collected after the Final Closing;

3.	The payment of $100,000 in cash and issuance of 32,258 shares of Series O Preferred at such time as FSA shall deliver of all necessary passcodes to allow NextTrip full remote access to the FSA booking engine for use by NextTrip; and

4.	The payment of $100,000 in cash and issuance 32,258 shares of Series O Preferred at such time as FSA shall have Travel Bookings for Travel Products, the cumulative gross cost of which to the customers is greater than or equal to $1 million and the commissions for which are scheduled to be collected after the Final Closing.

On April 28, 2025 (the “Milestone Determination Date”), the parties determined that each of the milestones had been achieved, and in satisfaction of its obligations under the Sale Agreement, NextTrip paid the FSA Members an aggregate of $400,000 in cash and issued the FSA Members an aggregate of 120,967 shares of Series O Preferred stock.